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PW4060 ENGINE FLEET MANAGEMENT PROGRAM AGREEMENT

BY AND BETWEEN

UNITED TECHNOLOGIES CORPORATION

PRATT & WHITNEY DIVISION

AND

HAWAIIAN AIRLINES,  INC.

DATED AS OF OCTOBER 5, 2001

         This document contains proprietary information of United Technologies Corporation, Pratt & Whitney Division ("Pratt & Whitney"). Pratt & Whitney offers the information contained in this document on the express condition that you shall not disclose or reproduce the information in whole or in part without Pratt & Whitney's express written consent. Neither receipt nor possession of this document alone, from any source, constitutes Pratt & Whitney's permission. Possessing, using, copying or disclosing this document by anyone without Pratt & Whitney's express prior written consent may result in criminal and/or civil liability.

PW4060 ENGINE FLEET MANAGEMENT PROGRAM AGREEMENT

FOR

HAWAIIAN AIRLINES, INC.

        THIS PW4060 ENGINE FLEET MANAGEMENT PROGRAM AGREEMENT dated as of October 5, 2001 (this "FMP Agreement") is made by and between United Technologies Corporation, acting through its Pratt & Whitney Division ("Pratt & Whitney"), a corporation organized and existing under the laws of the state of Delaware, and having an office and place of business in East Hartford, Connecticut and Hawaiian Airlines, Inc. ("Hawaiian"), a corporation having an office and place of business in Honolulu, Hawaii.

        WHEREAS Hawaiian wishes to use Pratt & Whitney's PW4060 engine fleet management program services; and

        WHEREAS Pratt & Whitney is willing to provide PW4060 engine fleet management program services for FMP Eligible Engines, as defined below, upon the terms set forth in this FMP Agreement.

        PRATT & WHITNEY AND HAWAIIAN HEREBY AGREE AS FOLLOWS:

A.    DEFINITIONS

        In this FMP Agreement, including the attachments hereto, the capitalized terms herein shall have the respective meanings set out below. Except as otherwise provided, all references to "Attachments" refer to "Attachments" to this FMP Agreement.

        "Aircraft" means the 767 aircraft operated by Hawaiian on which FMP Eligible Engines are initially installed at the entry of such aircraft into the FMP Agreement.

        "AOG Event" occurs at the time that an Aircraft is unavailable for operational service solely because an FMP Eligible Engine installed on such Aircraft is unserviceable and incapable of continued operation after Hawaiian has performed reasonable on-wing corrective action and no replacement engine is available. An AOG Event terminates upon correction of the unserviceable condition or at the time a replacement engine becomes available for operational service, whichever occurs first.

        "Aviation Authority" means all or any of the authorities, government departments, committees or agencies which, under the laws of the State of Registration of the relevant Aircraft, may from time to time (i) have control or supervision of civil aviation in that state; or (ii) have jurisdiction over the registration, airworthiness or operation of, or other matters relating to an Aircraft.

        "AWAS" means Ansett Worldwide Aviation, USA, Ansett Worldwide Aviation Netherlands, B.V., or, subject to Pratt & Whitney approval, any division, wholly-owned subsidiary, or affiliate of Ansett Worldwide Aviation, USA.

        "Buyer Furnished Equipment" or "BFE" means the aircraft manufacturer-supplied or buyer furnished engine-mounted accessories (typically including such items as integrated drive generator, quick accessory disconnect adapter, hydraulic pumps, shut-off valve and pressure regulating valve).

        "Customized Engine Maintenance Program" or "CEMP" means the program for off-wing maintenance and engine line maintenance established for Hawaiian in accordance with Section D(1).

        "Delivery Duty Paid" or "DDP" shall have the meaning set forth in Incoterms 2000, as promulgated by the International Chamber of Commerce.

        "ECM" means engine condition monitoring.

        "Engine Flight Hour" or "EFH" means FMP Eligible Engine flight hour.

        "Engine Build-up Unit" or "EBU" means the set of engine-mounted hardware required to interface such engine with aircraft systems. These aircraft systems typically include fuel, hydraulic, pneumatic, fire detection and electrical units.

        "Extreme Environmental Conditions" means atmospheric conditions typical of a severe environment including but not limited to high temperature or high concentrations of particulates such as sand, volcanic ash, calcium sulfate or other contaminates.

        "Ex works" shall have the meanings set forth in Incoterms 2000.

        "FAA" means the Federal Aviation Administration of the United States of America or any successor agency thereto.

        "FMP Eligible Engines" means the PW4060 engines that are identified in Attachment I and Attachment II.

        "FMP Rate" has the meaning set forth in Section B.

        "FMP Spare Engine" means an engine provided by Pratt & Whitney for use by Hawaiian pursuant to this FMP Agreement.

        "FOD" means foreign object damage.

        "General Lease Agreement" means a lease agreement entered into by and between Pratt &Whitney and Hawaiian for a spare engine in accordance with Section C(1)(b) when an AOG Event occurs as the result of an "Excluded Cause" set forth in Section C(1)(b)(ii).

        "Initial Refurbishment Visit" means the first Performance Restoration Shop Visit performed on each of the eight (8) engines in Fleet No.1.

        "Life Limited Parts" or "LLPs" refer to those FMP Eligible Engine parts defined as such in the Airworthiness Limitation section of the applicable Production Approval Holders manual.

        "Parts Manufacturer Approval" or "PMA" means the authority granted to a legal entity by the FAA and described in 14 C.F.R. § 21.303, to produce modification or replacement parts for sale for installation on type certificated products.

        "Performance Restoration Shop Visit" or "PRSV" means the accomplishment of all specified disassembly, cleaning, inspection, repair or replacement of parts as required, restoration of fits and clearances, reassemble and test tasks for the purpose of attaining a full service interval of parts, modules and engines.

        "Pratt & Whitney Facility" means the Pratt & Whitney Cheshire Engine Center.

        "Production Approval Holder" or "PAH" means an entity holding a type certificate issued under the authority of the Federal Aviation Regulation, Part 21.

        "Program Manager" has the meaning set forth in Section D(2)(a).

        "Quick Engine Change" or "QEC" means the components pre-mounted on an FMP Eligible Engine to facilitate an engine change.

        "Spare Engine Lease Agreement" means a lease agreement entered into by and between Pratt & Whitney and Hawaiian for FMP Spare Engines in accordance with Section C(1)(b).

        "Specific Conditions" has the meaning set forth in Section B(2).

        "State of Registration" means the country in which the Aircraft is registered.

        "Term" has the same meaning set forth in Section B.

        "UTF" means UT Finance Corporation, a wholly owned subsidiary of United Technologies Corporation and an affiliate of Pratt & Whitney.

2

B.    TERM OF FMP AGREEMENT

        Pratt & Whitney shall provide services under this FMP Agreement for eight (8) used engines leased by Hawaiian from International Leasing Financing Corporation ("ILFC") which have completed the Initial Refurbishment Visit (the "Fleet No. 1"), for six (6) new engines leased by Hawaiian from AWAS (the "Fleet No. 2") and for eighteen (18) new engines leased by Hawaiian from AWAS, Boeing or UTF plus the four (4) new spare engines leased from AWAS (the "Fleet No. 3). Each engine in Fleet No. 1 will be covered from each engine's delivery until the seventh anniversary of each engine's delivery to Hawaiian Airlines for services described in Section C(1)(b), and each engine in Fleet No. 1 will be covered for services described in Section C(1)(a) following the Initial Refurbishment Visit until the seventh anniversary of each engine's delivery to Hawaiian. For engines in Fleet No. 1, visits which are not Performance Restoration Shop Visits, such services described in Section C(1)(a) will be covered from engine delivery to the seventh anniversary of each engine's delivery. Fleet No. 2 will be covered until the fifteenth anniversary of each engine's delivery to Hawaiian Airlines. Each engine in Fleet No. 3 will be covered until the eighteenth anniversary of each engine's delivery to Hawaiian Airlines.

  1.
  Pricing

  a.
  Pricing For Fleet No. 1

[Intentionally Omitted]

    b.
    Pricing For Fleet No. 2 and Fleet No. 3

[Intentionally Omitted]

  2.
  The FMP Rate is predicated on the following specific conditions (the "Specific Conditions"):

  a.
  operation and maintenance of the FMP Eligible Engines during the Term in accordance with instructions contained in Pratt & Whitney publications and other appropriate manufacturer's publications;

  b.
  Hawaiian accepting delivery of the firm aircraft and spare engines as described in Attachments I and II;

  c.
  Hawaiian operating all FMP Eligible Engines during the Term;

  d.
  [Intentionally Omitted]

  e.
  adoption of, and compliance with, the CEMP;

  f.
  [Intentionally Omitted]

  g.
  [Intentionally Omitted]

  h.
  [Intentionally Omitted]

  i.
  [Intentionally Omitted]

  j.
  [Intentionally Omitted]

3

  3.
  Pratt & Whitney reserves the right to make reasonable future and retroactive adjustments to the FMP Rate if there is a material variation in any of the Specific Conditions or if the FMP Eligible Engines are subjected to Extreme Environmental Conditions. The adjustment (credit or debit) shall not apply retroactively to more than one (1) year of operation unless significant additional information becomes available. Any adjusted FMP Rate shall be provided to Hawaiian at least thirty (30) days before its application. Once determined, the adjusted FMP Rate shall remain in effect until there is another material change in the conditions upon which this FMP Agreement is predicated.

C.    SERVICES

        Pratt & Whitney shall provide or arrange to provide the following services to Hawaiian for its FMP Eligible Engines upon the terms set forth in this FMP Agreement. The services described in Section C(1) are covered by the FMP Rate except as otherwise provided in Section C(2), which describes the services that are not covered by the FMP Rate. Excluded services set forth in Section C(2) will be invoiced at the rates set forth in Attachment VII with such invoices including only the cost of repair/overhaul that occurs as a result of excluded causes.

        1.    Services Included in the FMP Rate

          a.    Elements of off-wing maintenance provided at the Pratt & Whitney Facility (or other facilities designated by Pratt & Whitney) in accordance with the CEMP including:

                i.  [Intentionally Omitted]

              ii.  [Intentionally Omitted]

              iii.  [Intentionally Omitted]

              iv.  [Intentionally Omitted]

              v.  [Intentionally Omitted]

              vi.  [Intentionally Omitted]

            vii.  [Intentionally Omitted]

            viii.  [Intentionally Omitted]

              ix.  [Intentionally Omitted]

        b.    FMP Spare Engines

                i.  When Hawaiian requires FMP Spare Engines to replace FMP Eligible Engines covered by this FMP Agreement, which are removed for off-wing maintenance required as a result of normal FMP Eligible Engine operation, Pratt & Whitney shall provide FMP Spare Engines, including an engine removal and transport stand, under the FMP Rate except as set forth below.

              ii.  A FMP Spare Engine shall be provided at additional cost when any FMP Eligible Engine of Hawaiian's is unavailable due to any of the following Excluded Causes:

              (a)  [Intentionally Omitted]

              (b)  [Intentionally Omitted]

              (c)  [Intentionally Omitted]

              (d)  [Intentionally Omitted]

              (e)  [Intentionally Omitted]

4

                (f)  [Intentionally Omitted]

              (g)  [Intentionally Omitted]

              (h)  [Intentionally Omitted]

                (i)  [Intentionally Omitted]

              iii.  If Hawaiian requires a FMP Spare Engine as a result of one (1) or more of the Excluded Causes noted above in Section C(1)(b)(ii), Hawaiian shall pay to Pratt & Whitney the then-prevailing Pratt & Whitney daily lease rate for the FMP Spare Engine thus provided. Additionally, any FMP Eligible Engine flight hours flown on a FMP Spare Engine provided due to such Excluded Cause shall be included in the total actual fleet hours applied to the FMP Rate. In the event Pratt & Whitney is unable to provide a FMP Spare Engine to Hawaiian, Pratt & Whitney shall make reasonable efforts to identify a replacement engine from a third party. The terms under which such a replacement engine is provided to Hawaiian shall be mutually established between Hawaiian and the third party.

              iv.  Pratt & Whitney's obligation to provide a FMP Spare Engine to Hawaiian shall in all circumstances be subject to the execution by Hawaiian and Pratt & Whitney of a Spare Engine Lease Agreement satisfactory to Hawaiian and Pratt & Whitney.

        2.    Services Not Included in the FMP Rate

          a.    Elements of off-wing maintenance not included in the FMP Rate:

                i.  [Intentionally Omitted]

              ii.  [Intentionally Omitted]

              iii.  [Intentionally Omitted]

              iv.  [Intentionally Omitted]

              v.  [Intentionally Omitted]

              vi.  [Intentionally Omitted]

            vii.  [Intentionally Omitted]

            viii.  [Intentionally Omitted]

              ix.  [Intentionally Omitted]

              x.  [Intentionally Omitted]

              xi.  [Intentionally Omitted]

            xii.  [Intentionally Omitted]

            xiii.  [Intentionally Omitted]

            xiv.  [Intentionally Omitted]

D.    PARTIES' RESPONSIBILITIES

        1.    Customized Engine Maintenance Program ("CEMP")

        Pratt & Whitney shall provide to Hawaiian a CEMP for the FMP Eligible Engines, consistent with Pratt & Whitney's and other PAHs' approved technical data, and shall incorporate applicable service bulletins and Aviation Authority airworthiness directive requirements.

5

        The CEMP shall establish maintenance requirements, including those related to the determination of the off-wing maintenance schedule. The CEMP shall be no less rigorous than the instructions for continued airworthiness of the Aircraft issued by the Aircraft's manufacturer and PAHs of components of the Aircraft and shall comply with all requirements of the Aviation Authority of the Aircraft, so long as such Aviation Authority imposes aircraft maintenance standards which comport with and are not materially different from those standards imposed by the FAA. The preparation of line maintenance task cards shall be the responsibility of Hawaiian or its designated line maintenance provider.

        Hawaiian shall review and approve the CEMP and shall incorporate the relevant provisions of the CEMP into its continuous airworthiness maintenance program. Hawaiian shall also obtain any and all necessary approvals of that program from the Aviation Authority and any other regulatory authority having jurisdiction. During the Term, Hawaiian shall at all times comply with the requirements of its continuous airworthiness maintenance program utilizing its presently established providers of on-wing line maintenance and Pratt & Whitney's designated off-wing maintenance facility.

        2.    Program Management

          a.    Program Manager

          Pratt & Whitney shall appoint a principal contact person from Pratt & Whitney to be the program manager (the "Program Manager") for Hawaiian under this FMP Agreement. The Program Manager shall identify Hawaiian's maintenance requirements for FMP Eligible Engines and FMP Spare Engines and schedule engine maintenance in a manner consistent with the CEMP. The Program Manager shall consult with Hawaiian and give due consideration to Hawaiian's operational requirements when scheduling FMP Eligible Engine removals (including, but not limited to time stagger removals). The Program Manager shall also coordinate any additional support required hereunder to assist Hawaiian with troubleshooting and problem resolution.

          b.    Program Coordinator

          Hawaiian shall appoint a person at Hawaiian's facility to be the principal point of contact from Hawaiian for this FMP Agreement (the "Program Coordinator").

          c.    Engine Condition Monitoring ("ECM")

                i.  Pratt & Whitney shall perform ECM of FMP Eligible Engines to identify trends in engine performance. Pratt & Whitney will work with Hawaiian to establish methods to satisfy requirements for compliance with Hawaiian's ETOPS requirements.

              ii.  Hawaiian shall provide data for ECM in accordance with Pratt & Whitney's specified parameters, format and data collection process, no less than twice per week. If Aircraft are equipped to electronically transmit ECM data, then Hawaiian shall arrange for automatic transmission of such requested ECM data to Pratt & Whitney's ground station i.d. HFDPWCR via ARINC, SITA or other routing acceptable to Pratt & Whitney.

          d.    Life Limited Parts Tracking and Management

          Pratt & Whitney shall track and manage LLPs with a view to ensuring that the replacement of LLPs is concurrent with scheduled engine maintenance visits. Pratt & Whitney shall use commercially reasonable efforts to ensure that a FMP Eligible Engine does not require a shop visit solely for the purpose of replacing LLPs.

6

        3.    Record Keeping

        While the FMP Eligible Engines are in its possession, Hawaiian shall maintain records on the accumulated hours and cycles for all LLPs and other serialized parts that Pratt & Whitney may specify. If requested by Hawaiian, Pratt & Whitney will make accessible its internal hours/cycles tracking model at no charge. As maintenance is performed on each FMP Eligible Engine over time, detailed records concerning the work performed shall be kept in the following manner: All records of the performance of maintenance tasks that are required by the applicable Aviation Authority shall be generated and maintained (i) by Pratt & Whitney or its designated maintenance provider in the case of the off-wing maintenance, and (ii) by Hawaiian in the case of line maintenance. The party generating and maintaining the records shall make such records available to the other party in order to ensure compliance with the requirements of this FMP Agreement and the applicable Aviation Authority. Records shall be in the English language and shall include FMP Eligible Engine maintenance records, configuration records, FMP Eligible Engine test cell data and FAA Form 337 or other applicable Aviation Authority approved documents. Following each off-wing maintenance visit, Pratt & Whitney or its designated maintenance provider shall provide a report identifying the service bulletins incorporated during that shop visit. The CEMP related service bulletins and airworthiness directives will be identified separately on that report. Pratt & Whitney may perform periodic audits to ensure that adequate records are maintained.

        4.    Monthly Operational Reporting

        No later than the fifth calendar day of each month throughout the Term, Hawaiian shall provide the Program Manager with a complete monthly statement of the previous month's flight data for the FMP Eligible Engines and FMP Spare Engines substantially in the form set forth in Attachment VI (the "Monthly Operational Report"). Pratt & Whitney may perform periodic audits to ensure the accuracy of such reports.

        5.    Licenses, Registrations, Etc.

        Hawaiian shall obtain, as of the Effective Date, and shall maintain or cause to be maintained, all consents, licenses, approvals, registrations and authorizations required (i) to operate the Aircraft in compliance with the laws of Hawaiian's jurisdiction of organization and the State of Registration and (ii) for the performance by Hawaiian of its obligations under this FMP Agreement.

E.    ENGINE TRANSPORTATION

        Hawaiian, or its subcontracted personnel, shall perform the engine change of FMP Eligible Engines and then transport the removed FMP Eligible Engines Ex works to Pratt & Whitney's Facility (or other facility designated by Pratt & Whitney) within five (5) days. Pratt & Whitney will provide one way return transportation of FMP Eligible Engines to Hawaiian's facility at no charge to Hawaiian. Risk of loss remains with Hawaiian both ways.

F.    AOG GUARANTEE

        Pratt & Whitney shall provide Hawaiian the following AOG Event Guarantee during the Term:

        1.    In the event the number of Hawaiian's ready spare engines falls below one (1), Pratt & Whitney will make commercially reasonable efforts to identify a replacement engine that may be made available to Hawaiian in an expedited manner should Hawaiian need spare engines pursuant to Section F(2).

        2.    [Intentionally Omitted]

        3.    In the event Hawaiian experiences an AOG Event during the Term which is the result of an Excluded Cause as defined in Section C(1)(b)(ii), Hawaiian shall pay to Pratt & Whitney the

7

then-prevailing Pratt & Whitney daily lease rate for the FMP Spare Engine thus provided. Additionally, any FMP Eligible EFH flown on a FMP Spare Engine provided due to such Excluded Cause shall be included in the total actual fleet hours applied to the FMP Rate.

        4.    Pratt & Whitney's obligation to provide any spare engine to Hawaiian shall in all circumstances be subject to the execution of a General Lease Agreement between Hawaiian and Pratt & Whitney. Following the resolution of the AOG, Hawaiian shall return to Pratt & Whitney any spare engine provided to Hawaiian pursuant to this Section F within seven (7) calendar days of the arrival date of such FMP Eligible Engine back to East Hartford, CT or other mutually agreeable location (the "Arrival Date"). Pratt & Whitney shall give Hawaiian at least seven (7) days prior notice of the Arrival Date. Spare engines shall be subject to the same installation and removal criteria as FMP Eligible Engines.

G.    THRUST CONVERSION

[Intentionally Omitted]

H.    INVOICING AND PAYMENTS

        Hawaiian shall pay to Pratt & Whitney on a monthly basis:

          1.    the FMP Rate (as escalated pursuant to the provisions of Attachment III) multiplied by the actual fleet hour utilization of the FMP Eligible Engines and FMP Spare Engines (the "Services Fee");

          2.    all other applicable fees and charges incurred during such period and any retroactive debit or credit adjustments pursuant to Section B(3) or Attachment III, as set forth below.

        Included in the monthly invoice, Pratt & Whitney will debit or credit Hawaiian's account with Pratt & Whitney (or cash if no amounts are then payable to Pratt & Whitney by Hawaiian) with such debits or credits as may be elsewhere defined in this FMP Agreement. This credit may only be applied to Hawaiian's monthly invoices issued under this FMP Agreement.

        Pratt & Whitney shall invoice Hawaiian for the Services Fee and all additional charges by the twentieth (20th) day of each month for the immediately preceding calendar month.

        All such invoiced amounts shall be due upon receipt of invoice and paid, net cash, in United States Dollars by wire transfer to:

        Pratt & Whitney
        Account No. 52-23725
        Bank One
        Routing No. 071000013

        [Intentionally Omitted]

I.    TERMS AND CONDITIONS

        1.    This FMP Agreement incorporates the Fleet Management Program Standard Terms and Conditions of Sale set out in Attachment IV. In the event of any inconsistency between the provisions of this FMP Agreement and Attachment IV, the provisions of this FMP Agreement shall govern.

        2.    Any obligation of Pratt & Whitney to station equipment or personnel at Hawaiian's facility is contingent upon Pratt & Whitney being able to do so without creating a tax presence in such jurisdiction(s).

8

        3.    The intent of this FMP Agreement is to provide the specified services to Hawaiian. Under no circumstances shall there be any duplication of benefits provided to Hawaiian under any other applicable guarantee plan, sales warranty, service policy, or any special benefit of any kind offered to Hawaiian for the benefit of Hawaiian as a result of the same condition or event.

        4.    This FMP Agreement supersedes and replaces all previous negotiations, commitments, oral or written understandings, proposals or agreements in connection with a PW4060 engine fleet management program for Hawaiian.

J.    NOTICES

        Any notice, demand, claim, notice of claim, request or communication required or permitted to be given under the provision of this FMP Agreement shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered in person, (ii) on the date of mailing if mailed by registered or certified mail, postage prepaid and return receipt requested, (iii) on the date of delivery to a national overnight courier service, or (iv) upon transmission by facsimile (if such transmission is confirmed by the addressee) if delivered through such services to the following addresses, or to such other address as any party may request by notifying in writing all of the other parties to this FMP Agreement in accordance with this Section J.

        If to Pratt & Whitney to:

        Pratt & Whitney
        Cheshire Engine Center
        500 Knotter Drive
        Cheshire, Connecticut 06410

        Attention: General Manager
        Telephone: 203-250-4520
        Fax: 203-250-4767

    With a copy to:

        Pratt & Whitney
        400 Main Street MS 132-05
        East Hartford, Connecticut 06108

        Attention: Vice President, Contracts Management
        Telephone: 860-565-3667
        Fax: 860-565-0892

    If to Hawaiian to:

        Hawaiian Airlines, Inc.
        3375 Koapaka St., Suite G350
        Honolulu, HI 96819

        Attention: Robert W. Zoller, Jr.

or in each case to such other person or addresses as either party may notify in writing to the other. Any such notice shall be deemed to have been received on the date of personal delivery, the date set forth on the Postal Service return receipt, or the date of delivery shown on the records of the overnight courier, as applicable.

9

        IN WITNESS WHEREOF, the parties have caused this FMP Agreement to be duly executed as of the day and year first above written.

Accepted:
HAWAIIAN AIRLINES, INC.
By

Typed Name

Title

Date:

HAWAIIAN AIRLINES, INC.
By

Typed Name

Title

Date

Accepted:

UNITED TECHNOLOGIES CORPORATION PRATT & WHITNEY
By

Typed Name	David Viar

Title	General Manager, The Americas — Western Region

Date

10

Table of Contents

A.	DEFINITIONS	1
B.	TERM OF FMP AGREEMENT	3
C.	SERVICES	4
D.	PARTIES' RESPONSIBILITIES	5
E.	ENGINE TRANSPORTATION	7
F.	AOG GUARANTEE	7
G.	THRUST CONVERSION	8
H.	INVOICING AND PAYMENTS	8
I.	TERMS AND CONDITIONS	8
J.	NOTICES	9
ATTACHMENT I
ATTACHMENT II PART A
ATTACHMENT II PART B
ATTACHMENT III
ATTACHMENT IV
ATTACHMENT V
ATTACHMENT VI
ATTACHMENT VII
ATTACHMENT VII APPENDIX A
ATTACHMENT VII APPENDIX B
ATTACHMENT VII APPENDIX C

ATTACHMENT I

FMP ELIGIBLE ENGINES
SERIAL NUMBERS FOR FLEET NO. 1

1.	TBD	5.	TBD
2.	TBD	6.	TBD
3.	TBD	7.	TBD
4.	TBD	8.	TBD
Aircraft Delivery Schedule
(1)	February	2002
(1)	April	2002
(1)	April	2002
(1)	May	2002

ATTACHMENT II PART A

FMP ELIGIBLE ENGINES
SERIAL NUMBERS FOR FLEET NO. 2

1.	729023
2.	729024
3.	TBD
4.	TBD
5.	TBD
6.	TBD
Aircraft Delivery Schedule
(1)	October	2001
(1)	November	2001
(1)	December	2001

ATTACHMENT II PART B

FMP ELIGIBLE ENGINES
SERIAL NUMBERS FOR FLEET NO. 3

1.	TBD	10.	TBD	Spare Engines
2.	TBD	11.	TBD	1.	TBD
3.	TBD	12.	TBD	2.	TBD
4.	TBD	13.	TBD	3.	TBD
5.	TBD	14.	TBD	4.	TBD
6.	TBD	15.	TBD
7.	TBD	16.	TBD
8.	TBD	17.	TBD
9.	TBD	18.	TBD
Aircraft Delivery Schedule
(1)	September	2002
(1)	October	2002
(1)	November	2002
(1)	December	2002
(1)	January	2003
(1)	February	2003
(1)	March	2003
(1)	May	2003
Spare Engine Delivery Schedule
(1)	November	2001	(used engine on a 10 month lease to bridge the gap from EIS to September 2002)
(2)	September	2002
(1)	March	2003
(1)	April	2003

ATTACHMENT III

ESCALATION
PERTAINING TO THE FMP RATE

[Intentionally Omitted]

ATTACHMENT IV

UNITED TECHNOLOGIES CORPORATION
Pratt & Whitney Division ("Pratt & Whitney")

PW4060 FLEET MANAGEMENT AGREEMENT

TERMS AND CONDITIONS OF SALE

ARTICLE 1—DEFINITIONS

        1.1  "Buyer" as used herein shall mean the purchaser of Fleet Management Services provided pursuant to this Agreement.

        1.2  "Equipment" as used herein shall mean the Eligible Engines, including related modules, Parts, Components, Engine Build-up Units ("EBU") and Buyer Furnished Equipment ("BFE").

        1.3  "Exchange Part" as used herein shall mean Buyer's parts and line replaceable units which are offered in exchange for Pratt & Whitney RMS parts defined below, in connection with Off-wing Maintenance.

        1.4  "Operating and Maintenance History" as used herein shall mean all information relative to the Equipment's modification level, total time, time since overhaul, time since shop repair, the date of removal and reason for removal.

        1.5  "RMS Parts" shall mean Pratt & Whitney new or serviceable Rotable Material Service modules and parts which are exchanged for Buyer's Exchange Parts in connection with Off-wing Maintenance.

        1.6  "SMS Parts" shall mean used and new serviceable parts held by Pratt & Whitney for direct sale or for use in connection with Off-wing Maintenance.

ARTICLE 2—BUYER WARRANTIES OF EQUIPMENT CONDITION

        2.1  Buyer hereby warrants that, to the best of its knowledge and belief, unless otherwise disclosed in writing before Equipment delivery to Pratt & Whitney, all articles of Equipment delivered for maintenance services, including Exchange Parts:

          2.1.1    are of proper configuration per the Engine Manual;

          2.1.2    were produced in compliance with applicable Federal Aviation Regulations and Joint Aviation Requirements;

          2.1.3    have not been involved in an accident, subjected to extreme environmental conditions or abnormal operating temperatures, or otherwise operated outside the limitations of the applicable type certificate as specified in the type certificate holder's engine manual, maintenance manual and other approved technical data;

          2.1.4    do not embody repairs or modifications not performed in full compliance with applicable regulatory requirements; and

          2.1.5    are repairable at the level of the engine within the type certificate holder's approved technical data.

        2.2  Buyer further warrants that, to the best of its knowledge and belief, no Exchange Parts contain component parts not manufactured by the type certificate holder or an authorized supplier thereof, nor any repairs or modifications not within the type certificate holder's approved technical data and performed by a repair station properly certified and rated by the United States Federal Aviation Administration. Pratt & Whitney reserves the right to reject Exchange Parts not meeting the criteria described above.

ARTICLE 3—MATERIAL SUPPORT

        3.1  Under ordinary conditions, parts removed from Buyer's engines shall be reinstalled in the same engine. If original parts cannot be reinstalled because of repair lead times, scrap condition, supersedure, or other circumstances, the following material support services will be used by Pratt & Whitney.

          3.1.1    New Parts

          New parts may be used to replace scrap, superseded and, in some instances, long lead time repair/modification material.

          3.1.2    Pratt & Whitney RMS Parts

          Pratt & Whitney reserves the right to install RMS Parts as required for maintaining engines in accordance with the Buyer's properly approved inspection and maintenance plan. When RMS Parts are used, and Exchange Parts are accepted by Pratt & Whitney as set forth below, title for title exchanges result and Buyer's repaired Exchange parts are returned to the Pratt & Whitney RMS inventory.

          Buyer's Exchange Parts shall comply with the requirements of this Agreement, including, without limitation, the Warranties of Equipment Condition stated in Article 2 entitled "Buyer Warranties of Equipment Condition". If, within sixty (60) days of receipt of Buyer's Exchange Parts ("Inspection Period"), Pratt & Whitney rightfully rejects an Exchange Part on the grounds of noncompliance with such terms, Pratt & Whitney shall at its discretion:

        1.    require that Buyer replace the Exchange Part with another repairable Exchange Part conforming to the requirements of this Agreement within thirty (30) days; or

        2.    scrap the Exchange Part and invoice Buyer for the price of a new or, if available, a used serviceable replacement part.

        Buyer will reimburse Pratt & Whitney for all labor associated with the subject Exchange Part up until the date that Pratt & Whitney rejects the Exchange Part.

        Acceptance by Pratt & Whitney occurs at the earlier of:

        1.    notice by Pratt & Whitney that it has accepted the Exchange Part; or

        2.    the expiration of the Inspection Period, provided that Pratt & Whitney has not required a replacement part or scrapped the part.

        With respect to the exchange of life limited parts, Pratt & Whitney will adjust invoice prices to reflect the differential in life limits between the RMS Part and the Exchange Part. A credit or debit will be calculated as follows:

Credit or Debit	=	Removed Part Remaining Life	-	Installed Part Remaining Life	x	Then - Current Manufacturer's List Price

Engine Manual Life Limit

        Title to the Exchange Part vests, and risk of loss passes, only upon Acceptance. Buyer warrants that at the time of acceptance, it transfers good title to the material to be exchanged, free and clear of liens or encumbrances of any kind.

        If Buyer fails to deliver its exchange part within thirty (30) days from the date Pratt & Whitney provides the corresponding RMS part, Pratt & Whitney, at its option, may invoice Buyer for the price of a new, or if available, used serviceable replacement part.

          3.1.3    Pratt & Whitney SMS Parts

          If available, SMS Parts will be used in the same manner as the new parts described in Paragraph 3.1.1 above.

        3.2  All Buyer Exchange Parts must be accompanied by life limited parts records if applicable. Such documentation shall confirm that the parts were originally manufactured or sold by Pratt & Whitney or the original equipment type certificate holder under its approved manufacturing quality assurance system.

ARTICLE 4—TITLE, DELIVERY, AND RISK OF LOSS

        4.1  The FOB point for Equipment delivered for repair, and redelivered to Buyer under this Agreement shall be Pratt & Whitney's overhaul repair facility in Cheshire, Connecticut, or such other overhaul and repair facility that Pratt & Whitney designates during this Agreement. The FOB point for Pratt & Whitney Spare Engines and LRUs provided under this Agreement shall be Pratt & Whitney's designated Spare Engine storage location. Buyer shall be responsible for all transportation cost and risk of loss associated with shipment of the Spare Engines and Equipment to the designated location.

        4.2  Before Equipment is ready for delivery FOB Pratt & Whitney's designated facility under this Agreement, Buyer shall furnish written shipping instructions in respect of such Equipment as promptly as possible. In the absence of such instructions, Pratt & Whitney may, at any time beginning ten (10) days after forwarding notice to Buyer by mail or otherwise that the Equipment is ready for shipment, arrange for shipment of Equipment by a carrier of its own selection to Buyer's place of business or other destination reasonably believed to be suitable. Buyer will hold Pratt & Whitney harmless for loss or damage attributed to negligence, either in selection of the carrier or in agreeing to contract terms on Buyer's behalf.

ARTICLE 5—INSPECTION

        If any Equipment appears not to have been serviced in accordance with this Agreement, Buyer shall, within thirty (30) days after receipt thereof, notify Pratt & Whitney of such condition and afford Pratt & Whitney a reasonable opportunity to inspect the Equipment and make an appropriate adjustment or replacement. The remedies afforded Buyer under Article 7, entitled, "Warranties, Remedies and Limitations", shall be exclusive for defects discovered upon inspection. Buyer shall not delay payment pending such inspection.

ARTICLE 6—SPARE ENGINES

        6.1  Spare Engine Support

        To the extent specified in this Agreement, Pratt & Whitney will provision, procure, and maintain a number of Spare Engines.

        6.2  Spare Engine Records Maintenance

        Buyer will maintain any records, logs and other materials required by the Federal Aviation Regulation and Joint Aviation Requirements to be maintained in respect of the Spare Engines, regardless of upon whom such requirements are, by their terms, imposed, except for those records which Pratt & Whitney is required to maintain under the terms of this Agreement.

        6.3  Equipment Lease Terms and Conditions

        Pratt & Whitney's Spare Engine Lease Agreement shall govern all Spare Equipment support provided under this Agreement. As specified therein, the term "Lessee" shall mean "Buyer", and the term "Lessor" shall mean Pratt & Whitney.

        6.4  Title to Spare Engines

        Nothing in this Agreement shall operate to transfer title to any Spare Engine (or any records or logs relating thereto). Buyer acknowledges and agrees, that every Spare Engine delivered to it pursuant to this Agreement shall at all times remain the property of Pratt & Whitney. Pratt & Whitney may, at its option, and its own cost and expense, cause this Agreement and the leasing of any Spare Engine to be recorded, as appropriate, with the FAA, the JAA, or any other applicable government agency. As a condition to Pratt & Whitney's obligation to deliver Spare Engines hereunder, Buyer shall take all steps necessary for Pratt & Whitney to properly record and perfect its interest in Spare Engines.

ARTICLE 7—WARRANTIES, REMEDIES, AND LIMITATIONS

        In addition to Pratt & Whitney's obligation to perform maintenance services as specified in the Agreement, the following warranties are provided:

        7.1  Services

        [Intentionally Omitted]

        7.2  Parts

        The warranties and remedies for Pratt & Whitney provided parts delivered under this Agreement shall be as set forth below:

          7.2.1    Defects

        [Intentionally Omitted]

          7.2.2    Title

          Pratt & Whitney warrants to Buyer that it conveys good title to parts sold hereunder. Pratt & Whitney's liability and Buyer's remedy under this warranty are limited to the removal of any title defect or, at the election of Pratt & Whitney, to the replacement of the parts or components thereof which are defective in title; provided, however, that the rights and remedies of the parties with respect to patent infringement shall be limited to the provisions of Paragraph 7.2.4, "Patent Infringement", below.

          7.2.3    Spare Engines

          Pratt & Whitney warrants to Buyer that, at the time Spare Engines are delivered to Buyer, Pratt & Whitney is the owner of the Spare Engines or otherwise fully empowered to provide the Spare Engines for Buyer's temporary use in accordance with this Agreement.

          7.2.4    Patent Infringement

          Pratt & Whitney shall conduct, at its own expense, the entire defense of any claim, suit or action alleging that, without further combination, the use or resale by Buyer or any subsequent purchaser or user of the parts delivered hereunder directly infringes any United States patent, and shall indemnify and hold harmless Buyer, but only on the conditions that (i) Pratt & Whitney receives prompt written notice of such claim, suit or action and full opportunity and authority to assume the sole defense thereof, including settlement and appeals, and all information available to Buyer and defendant for such defense; (ii) said parts are made according to a specification or design furnished by Pratt & Whitney or, if a process patent is involved, the process performed with such parts is recommended in writing by Pratt & Whitney; and (iii) the claim, suit or action is brought against Buyer. Provided all of the foregoing conditions have been met, Pratt & Whitney shall, at its own expense, either settle said claim, suit or action or shall pay all damages, excluding indirect, incidental or consequential damages, and costs awarded by the court therein. If the use or resale of such parts is finally enjoined, Pratt & Whitney shall, at Pratt & Whitney's option, (i) procure for defendant the right to use or resell the parts, (ii) replace them with equivalent non-infringing parts, (iii) modify them so they become non-infringing but equivalent, or (iv) remove them and refund the purchase price (less a reasonable allowance for use, damage and obsolescence). If a claim, suit or action is based on a design or specification furnished by Buyer or on the performance of a process not recommended in writing by Pratt & Whitney, or on the use or sale of the parts delivered hereunder in combination with other parts not delivered to Buyer by Pratt & Whitney, Buyer shall defend, indemnify, and hold Pratt & Whitney and its affiliates harmless from any and all claims, suits or actions and all costs, expenses, damages, losses, settlements or judgments arising from or relating thereto.

        7.3  EXCLUSIVE WARRANTIES AND REMEDIES—THE FOREGOING WARRANTIES ARE EXCLUSIVE AND ARE GIVEN AND ACCEPTED IN LIEU OF (i) ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE; AND (ii) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN CONTRACT, TORT OR STRICT LIABILITY AGAINST PRATT & WHITNEY OR ANY OF ITS AFFILIATES, WHETHER OR NOT ARISING FROM THE NEGLIGENCE, ACTUAL OR

IMPUTED, OF PRATT & WHITNEY OR SUCH AFFILIATE. PRATT & WHITNEY DOES NOT WARRANT ANY PARTS, WHETHER SUPPLIED BY PRATT & WHITNEY OR NOT, THAT WERE NOT ORIGINALLY SOLD BY PRATT & WHITNEY. THE REMEDIES OF BUYER SHALL BE LIMITED TO THOSE PROVIDED HEREIN TO THE EXCLUSION OF ANY AND ALL OTHER REMEDIES INCLUDING, WITHOUT LIMITATION, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES. NO AGREEMENT VARYING OR EXTENDING THE FOREGOING WARRANTIES, REMEDIES OR THIS LIMITATION WILL BE BINDING UPON PRATT & WHITNEY UNLESS IN WRITING, SIGNED BY A DULY AUTHORIZED OFFICER OF PRATT & WHITNEY.

ARTICLE 8—EXCUSABLE DELAYS

        Pratt & Whitney shall not be charged with any liability for delay or nondelivery when due to delays of suppliers, acts of God or the public enemy, compliance in good faith with any applicable foreign or domestic governmental regulation or order, whether or not it proves to be invalid, fires, riots, labor disputes, unusually severe weather or any other cause beyond the reasonable commercial efforts of Pratt & Whitney. To the extent that such causes actually delay deliveries on the part of Pratt & Whitney, the time for the performance shall be extended for as many days beyond the delivery date as is required to obtain removal of such causes.

ARTICLE 9—TAXES

        In addition to the price for Services and Equipment provided hereunder, any and all taxes (not including any income or excess profit taxes) which may be imposed by any taxing authority, arising from the sale, delivery or use of Pratt & Whitney's products and for which Pratt & Whitney may be held responsible for collection or payment, either on its own behalf or that of Buyer, shall be paid by Buyer to Pratt & Whitney. Buyer shall be responsible for any and all interest and penalties relating to nonpayment or late payment of such taxes due in any jurisdiction.

ARTICLE 10—MATERIAL DISPOSITION

        10.1 With respect to work covered under the Services Rate, Equipment or parts thereof received from Buyer, which in the reasonable opinion of Pratt & Whitney have no value other than as scrap because they cannot be repaired to a serviceable condition, shall be disposed of by Pratt & Whitney, and no accountability or liability for such parts shall be imposed on Pratt & Whitney by Buyer. Title to all such Equipment shall vest in Pratt & Whitney.

        10.2 With respect to Excess Work, Equipment or parts thereof received from Buyer, which in the reasonable opinion of Pratt & Whitney have no value other than as scrap because they cannot be repaired to a serviceable condition, shall be disposed of by Pratt & Whitney, and no accountability or liability for such parts shall be imposed on Pratt & Whitney by Buyer. Pratt & Whitney agrees, however, to return to Buyer, at Buyer's expense, parts which are either scrap, superseded or uneconomical to repair if so indicated on the face of Buyer's Purchase Order or supplement thereto. In any event, Buyer's instructions regarding scrap disposition must be received by Pratt & Whitney within thirty (30) days after shipment of an engine to Buyer or all scrap will be disposed of locally. To assist Buyer in identification of scrap parts returned at its request, such scrap may be shipped in an altered state which will indicate that it is clearly unfit for service use.

        10.3 With respect to Excess Work, parts for which there are currently no repair procedures and which, in the opinion of Pratt & Whitney, have potential to be repaired to a serviceable condition sometime in the future, shall be returned, unaltered, to Buyer at Buyer's expense.

ARTICLE 11—LIABILITY LIMITATION

        11.1 The price allocable under this Agreement to any product or service alleged to be the cause, or in any way arising from or related to the cause, of any loss or damage to Buyer shall be the ceiling limit on Pratt & Whitney's liability, except for the gross negligence or willful misconduct of Pratt & Whitney, whether founded in contract, tort (including negligence) or strict liability, arising out of or resulting from (i) this Agreement or the performance or breach thereof, (ii) the design, manufacture, delivery, sale, overhaul, repair, replacement, or (iii) the use of any such product or the furnishing of any such service. In no event shall Pratt & Whitney have any liability for any indirect, incidental, special or consequential damages.

        11.2 For purposes of this Article, the "price allocable" shall be: (i) in the case of products or services provided under the Services Rate, Pratt & Whitney's monthly maintenance service charge for the applicable engine, (ii) in the case of Equipment provided for Buyer's temporary use under the Equipment Support provisions, Pratt & Whitney's customary daily lease charge, and (iii) in the case of any other products or services provided under this Agreement, the price charged by Pratt & Whitney in relation to the product or service alleged to be the cause of loss or damage.

ARTICLE 12—SELLER'S INSURANCE

        Except as otherwise set forth herein, Pratt & Whitney agrees that Buyer's Equipment will, while in the care, custody and control of Pratt & Whitney, be adequately protected from loss, damage or destruction under the terms of Pratt & Whitney's insurance. Such protection will commence upon Equipment delivery to Pratt & Whitney and will remain until Equipment is redelivered to Buyer.

ARTICLE 13—TERM AND TERMINATION

        13.1 This Agreement shall be effective for the term specified.

        13.2 Either party may terminate this Agreement without prejudice to any rights then accrued for material breach upon ninety (90) days written notification to the other party of such intent to terminate, provided the notice specifies the cause for termination and such cause remains uncured for ninety (90) days after receipt of the notice.

        13.3 With or without notice, Pratt & Whitney may terminate this Agreement with immediate effect but without prejudice to any rights then accrued in the event Buyer does not pay within thirty (30) days of the due date any amount payable under this Agreement in the manner in which it is expressed to be payable.

        13.4 Upon early termination of this agreement, if Pratt & Whitney is the non-defaulting party, Pratt & Whitney will re-price previously provided services covered by the FMP Rate at Pratt & Whitney's then-current standard rates and charges in effect at the time such service was provided and invoice Buyer for any deficiency in amounts collected to date in respect of such services. If, instead of a deficiency, there is a surplus in the amount collected, Pratt & Whitney will credit this amount to Hawaiian's account with Pratt & Whitney, provided the aircraft lessor makes no claim to this overage. Hawaiian shall only use this credit to pay for subsequent shop visits on Eligible Engines at the Pratt & Whitney Facility at Pratt & Whitney's then-current standard rates and charges.

ARTICLE 14—EXCLUSION OF BENEFITS

        Pratt & Whitney reserves the right to exclude from any credit due, amounts incurred as the result of a failure by Buyer to comply with any of the requirements specified in this Agreement.

ARTICLE 15—NOTICES—DEEMED RECEIPT

        15.1 Any notice provided under this Agreement shall be deemed to have been received by the party to whom it is addressed (and reference herein to receipt by any party shall include deemed receipt):

          15.1.1    in the case of notice given by prepaid airmail letter post at the expiration of ten (10) days after posting; or

          15.1.2    in the case of notice given by facsimile when dispatched provided that the sender has received a receipt indicating proper transmission and for the purpose of determining the time of deemed receipt of notice given by facsimile the letter confirmation of such notice shall be disregarded; or

          15.1.3    In the case of notice delivered by hand on delivery.

ARTICLE 16—INSPECTION OF RECORDS

        Except for records that Pratt & Whitney is responsible for maintaining under the terms of this Agreement, Buyer shall maintain all Eligible Engine operation and maintenance records required by airworthiness authorities with applicable jurisdiction. Buyer shall make all records available for inspection by Pratt & Whitney or its designated representatives at all reasonable times during this Agreement.

ARTICLE 17—ASSIGNMENT AND SUBCONTRACTING

        This Agreement and the right to receive credits or payment hereunder may not be assigned by either Party, in whole or in part, without the prior written consent of the other Party, such consent not to be unreasonably withheld, except that Pratt & Whitney may assign, without recourse to Pratt & Whitney or United Technologies Corporation, its interest, rights and obligations in this Agreement to any subsidiary or affiliate succeeding in interest to the commercial engine fleet management business of United Technologies Corporation, or in connection with the merger, consolidation, reorganization or voluntary sale or transfer of its assets.

ARTICLE 18—CONFIDENTIAL OR PROPRIETARY INFORMATION AND PROPERTY

        Each party shall keep confidential and otherwise protect from disclosure all information and property obtained from the other in connection with this Agreement and identified in writing as confidential or proprietary. Upon request, and in the event of completion, termination or cancellation of this Agreement, the recipient of confidential or proprietary information shall return all such information and property or make such other disposition thereof as is directed by the disclosing party.

ARTICLE 19—NON-WAIVER AND PARTIAL INVALIDITY

        Any and all failures, delays, or forbearances of either party in insisting upon or enforcing at any time or times any provisions of this Agreement, or to exercise any rights or remedies under this Agreement, shall not be construed as a waiver or relinquishment of any such provisions, rights, or remedies in those or any other instances; rather, the same shall be and remain in full force and effect. Further, if any provision of this Agreement becomes void or unenforceable by law, the remainder shall be valid and enforceable.

ARTICLE 20—FURTHER ASSURANCE

        Each party expressly agrees that at any time and from time to time it shall execute and deliver such further documents and do such other acts and things as the other party may reasonably request in order to give effect to this Agreement or which are necessary for the consummation of the transactions and other matters contemplated by this Agreement.

ARTICLE 21—BUYER'S FINANCIAL STATUS

        If, before expiration of this Agreement, a receiver or trustee is appointed for any of Buyer's property, or Buyer is adjudicated as bankrupt under the applicable bankruptcy laws of any jurisdiction, or application for reorganization under the applicable bankruptcy laws of any jurisdiction is filed by or against Buyer which shall not be dismissed within ninety (90) days, or if Buyer becomes insolvent or makes an assignment for the benefit of creditors, or takes or attempts to take the benefit of any insolvency acts, or an execution is issued pursuant to a judgment rendered against Buyer, or should Buyer refuse to make payment to Pratt & Whitney in accordance with any of its obligations to Pratt & Whitney, or Buyer has not made payment to Pratt & Whitney of invoices for a period of ninety (90) days, Pratt & Whitney may, at its option in any of such events, terminate this Agreement by giving Buyer written notice of its intention to do so, and Pratt & Whitney shall thereupon be relieved of any further obligations to Buyer. Buyer shall reimburse Pratt & Whitney for its actual and reasonable termination costs and expenses and a reasonable allowance for profit. If permitted by applicable law, Pratt & Whitney shall be entitled to sell any Equipment in Pratt & Whitney's possession or control to satisfy any obligation of Buyer for Services rendered or parts provided by Pratt & Whitney to Buyer.

ARTICLE 22—EXPORT MATTERS

        22.1 The export and re-export of goods and related technical information under this Agreement is subject to the export laws of the United States of America. Buyer shall be responsible for applying for, obtaining and maintaining all required export licenses and approvals and complying with all applicable export reporting requirements. Pratt & Whitney does not guarantee the issuance of such licenses or their continuation in effect once issued. It shall be a condition precedent to Pratt & Whitney's obligations hereunder that all necessary and desirable export licenses and approvals shall be timely granted and continue in effect during the term of this Agreement.

        22.2 Buyer agrees that it will not, directly or indirectly, export or re-export any goods or technical information received from Pratt & Whitney to any destination if such export or re-export would violate the laws of the United States of America. Buyer agrees to indemnify and hold harmless Pratt & Whitney, its subsidiaries, affiliates, stockholders, directors, officers, employees and agents, from and against any claim, damage, injury, loss or expense (including attorney's fees) resulting or arising from any breach of Buyer's obligations under this Section 22.2.

ARTICLE 23—WARRANTY CREDITS

        Any claims for adjustment to which Buyer would normally be entitled under the manufacturer's engine warranty and/or service policies in relation to the Services provided pursuant to this Agreement will be processed and administered by Pratt & Whitney. Remittance (if any) from the manufacturer shall be to the account of Pratt & Whitney.

ARTICLE 24—APPLICABLE LAWS/SERVICE OF PROCESS

        24.1 This Agreement shall be interpreted in accordance with, and the construction thereof shall be governed by, the laws of the State of Connecticut, USA without regard to principles of conflicts of laws.

        24.2 Buyer agrees that any legal action or proceeding against it may be brought and determined in such court as may from time to time be the court of general jurisdiction in the State of Connecticut.

        24.3 Buyer hereby represents that it has, prior to signing this Agreement, appointed an agent for service of process in Connecticut and undertakes that it shall at all times maintain such agent for service of process in Connecticut during the term of this Agreement.

ARTICLE 25—CAPTIONS/ORDER OF PRECEDENCE/MERGER OF NEGOTIATIONS

        25.1 Captions as used in these terms and conditions are for convenience of reference only and shall not be deemed or construed as in any way limiting or extending the language of the provisions to which such captions may refer.

        25.2 In the event that there are any conflicts or inconsistencies between the provisions of this Agreement, or the attachments hereto or any Purchase Order, the provisions of this Agreement shall govern.

        25.3 This Agreement does not change or modify any special programs or guarantees which may be in effect between Pratt & Whitney and Buyer.

        This Agreement contains the entire understanding between the parties with respect to the subject matter hereof and shall supersede all previous communications, representations and agreements, either oral or written, between the parties hereto with respect to the subject matter hereof. No amendment or modification of this Agreement shall be binding upon either party unless set forth in a written instrument signed by both parties. The rights and remedies afforded to the parties or the Buyer pursuant to any provision of this Agreement are in addition to any other rights and remedies afforded by any other provisions of this Agreement, by law, or otherwise.

ATTACHMENT V

PW4060 ENGINE FLEET MANAGEMENT PROGRAM AGREEMENT

PRATT & WHITNEY SERVICE BULLETIN COMPLIANCE CODE DEFINITIONS

Compliance Code Number	Compliance Connotation	Compliance Definition
1	Hard Time/Threshold Limit	Accomplish prior to next flight.
2	Hard Time/Threshold Limit	Accomplish at first layover of the aircraft at a line station or maintenance base capable of compliance with the accomplishment instruction.
3	Hard Time/Threshold Limit	Accomplish within hours or cycles.
4	Nonquantified Time
Accomplish at the first visit of an engine or module to a maintenance base capable of compliance with the accomplishment instructions regardless of the planned maintenance action or the reason for engine removal.
5	Nonquantified Time	Accomplish when the engine is disassembled sufficiently to afford access to the affected subassembly (i.e., modules, accessories, components, build groups) and to all affected spare subassemblies.
6	Nonquantified Time	Accomplish when the subassembly (i.e., modules, accessories, components, build groups) is disassembled sufficiently to afford access to the affected part and to all affected spare parts.
7	Nonquantified Time	Accomplish when supply of superseded parts has been depleted.
8	Operator's Decision	Accomplish based upon experience with the prior configuration.

ATTACHMENT VI

PW4060 ENGINE FLEET MANAGEMENT PROGRAM AGREEMENT

MONTHLY OPERATIONAL REPORT

FOR

HAWAIIAN AIRLINES, INC.

        During the monthly calendar period beginning                        , the average Aircraft flight hours was as indicated below.

        The following will be provided by submission of this form, or an equivalent method of electronic reporting containing the requested data.

Fleet Management Program Monthly Utilization Reporting Template
Customer Name	Month- Year	A/C Tail No.	Engine Position	ESN	Engine Model	Flight Hours*	Flight Cycles*	Hours/ Cycle*	Avg T/O Derate**	Average Ambient Temp***	Comments

*
Rounded to the nearest tenth.
**
Rounded to the nearest tenth of a percentage point.
***
Rounded to the nearest whole degree in Fahrenheit or half degree in Celsius.

AUTHORIZED HAWAIIAN AIRLINES, INC. SIGNATURE

PRATT & WHITNEY FIELD REPRESENTATIVE VERIFICATION / SIGNATURE

ATTACHMENT VII

        The rates and charges contained herein are valid for work performed on Equipment delivered to Pratt & Whitney on or before December 31, 2001. Rates and charges for worked performed after December 31, 2001 will be adjusted annually in accordance with Appendix D to this attachment.

I.    FIXED PRICES

        A.    FIXED PRICES FOR ENGINE MAINTENANCE

          1.    Heavy Maintenance

      [Intentionally Omitted]

          2.    Gas Path Repair and Maintenance

      [Intentionally Omitted]

          3.    Hot Section Maintenance

      [Intentionally Omitted]

        B.    FIXED PRICE PER ENGINE MODULE

        The following fixed rates and charges for basic labor associated with Module heavy maintenance apply per Engine. Kit & Bin fixed prices are listed in Appendix B hereto.

    Low Pressure Compressor ("LPC")

      [Intentionally Omitted]

    High Pressure Compressor ("HPC")

      [Intentionally Omitted]

    Low Pressure Turbine ("LPT")

      [Intentionally Omitted]

    High Pressure Turbine ("HPT")

      [Intentionally Omitted]

    Turbine Exhaust Case

      [Intentionally Omitted]

    Diffuser / Combustor 1st Turbine Nozzle Group

      [Intentionally Omitted]

    Main Accessory Gearbox

      [Intentionally Omitted]

    Angle Gearbox

      [Intentionally Omitted]

    Fan Cases

      [Intentionally Omitted]

    Intermediate Case Assembly

      [Intentionally Omitted]

    High Pressure Compressor Drum Rotor Blade Tip Grinding

      [Intentionally Omitted]

    QEC

      [Intentionally Omitted]

    Engine Test In Conjunction With Engine Shop Visit

      [Intentionally Omitted]

        C.    FIXED PRICES FOR REPAIR OF PARTS

        Fixed prices will be charged for most Parts repaired by Pratt & Whitney. Part repairs which are not fixed priced will be charged at Pratt & Whitney's Over-and-Above labor and material rates stated in Section II of this Attachment.

II.    OVER-AND-ABOVE RATES

        A.    PRATT & WHITNEY LABOR RATE

      [Intentionally Omitted]

        B.    MATERIAL PRICES—NEW PARTS

        New Parts, except Kit and Bin Parts for Engines and Modules, will be charged at the then-current manufacturer's new part list price. Kit and Bin Parts for miscellaneous workscopes not included in the workscopes set forth in Appendix A will be charged on a fixed price basis in accordance with Appendix B to this Attachment VII.

        C.    MATERIAL PRICES—USED SERVICEABLE PARTS

        Used serviceable material sold under the Serviceable Material Sales ("SMS") Program shall be priced as follows:

        Life limited parts will be provided on a pro rata cycle remaining basis, in accordance with the following calculation:

SMS Part Remainint Life Pratt & Whitney Engine Manual Life Limit	x	Then - Current Manufacturer's List Price

      [Intentionally Omitted]

        D.    MATERIAL HANDLING CHARGES

        Material handling charges will be applied to Pratt & Whitney furnished new or used serviceable Parts and customer furnished Parts required to accomplish Over-and-Above Work performed hereunder. These charges are expressed below as a percentage of the applicable Part price up to the maximum charge per Part or extended line item.

      [Intentionally Omitted]

        E.    EXCHANGE MATERIAL

      [Intentionally Omitted]

2

        Adjustments for warranty benefits and any differential residual value for life limited parts as designated by the manufacturer will also be provided, calculated in accordance with the following formula:

Credit or Debit	=	Removed Part Remaining Life	-	Installed Part Remaining Life	x	Then - Current Manufacturer's List Price

Pratt & Whitney Engine Manual Life Limit

        F.    SUBCONTRACT CHARGES

      [Intentionally Omitted]

All Rates, Charges and Prices are Expressed in United States Dollars

3

ATTACHMENT VII, APPENDIX A

[Intentionally Omitted]

ATTACHMENT VII, APPENDIX B

PW4000 KIT & BIN PARTS FIXED PRICE LISTING

        With the exception of Engine model conversions, the following fixed prices are valid for Kit & Bin parts used to reassemble PW4000 series Engines and Modules delivered to Pratt & Whitney on or before December 31, 2001. These fixed prices will be adjusted annually relative to the Pratt & Whitney Commercial Spare Parts Price List prices. The adjustment will be based on the percent change in the Pratt & Whitney spare parts prices for the effective year of the adjustment. For the purpose of this Appendix B, Kit & Bin Parts shall mean those Parts such as O'rings, gaskets, packings, seals, nuts, bolts, washers and external clips and clamps required for reassembly. Prices are based on average consumption and include minor modifications to Engines or Modules.

        Charges for nuts, bolts, washers, packings, gaskets, and similar Parts that are details of a Part assembly are not included in the Kit & Bin fixed prices listed below and will be invoiced as applicable. It should be noted that the part number for such a Part might be the same as a Kit & Bin Part used in the final assembly of Engines, Modules and major Engine assemblies/Build Groups listed below. However, the consumption of these Parts used in the subassembly process have not been included in the prices listed below.

        [Intentionally Omitted]

ATTACHMENT VII, APPENDIX C

IN-HOUSE MINOR REPAIRS

INCLUDED IN

MAINTENANCE SERVICES FIXED PRICES

        All of the fixed prices for Engine Maintenance that are provided in Attachments VII include the following minor repairs when such are accomplished at the engine overhaul facility performing the Maintenance Services on the relevant Equipment (referred to herein as "In-House Minor Repairs"):

  Welding (without the need for heat treatment)

  Blending (such as blending of fan blades)

  Shot-peening

  Machining (as with a lathe)

  Boring (as required for bushing replacement)

  Drilling (as required for replacement of rivets, removal of seized bolts, stubs, and plugs)

  Surface Treating (including painting, graphite varnishing but excluding plating)

  RTV replacement (such as on blades and stators)

  In-situ repairs (repairs normally done on site)

        All other repairs performed at the engine overhaul facility performing the Maintenance Services on the relevant Equipment that are not listed above shall be invoiced at the applicable Over-and-Above Rates.

ATTACHMENT VII, APPENDIX D

PRATT & WHITNEY

ESCALATION
PERTAINING TO THE EIGHT (8) INITIAL REFURBISHMENT VISITS

[Intentionally Omitted]

QuickLinks

PW4060 ENGINE FLEET MANAGEMENT PROGRAM AGREEMENT BY AND BETWEEN UNITED TECHNOLOGIES CORPORATION PRATT & WHITNEY DIVISION AND HAWAIIAN AIRLINES, INC.
PW4060 ENGINE FLEET MANAGEMENT PROGRAM AGREEMENT FOR HAWAIIAN AIRLINES, INC.
Table of Contents
ATTACHMENT I FMP ELIGIBLE ENGINES SERIAL NUMBERS FOR FLEET NO. 1
ATTACHMENT II PART A FMP ELIGIBLE ENGINES SERIAL NUMBERS FOR FLEET NO. 2
ATTACHMENT II PART B FMP ELIGIBLE ENGINES SERIAL NUMBERS FOR FLEET NO. 3
ATTACHMENT III
ESCALATION PERTAINING TO THE FMP RATE
ATTACHMENT IV UNITED TECHNOLOGIES CORPORATION Pratt & Whitney Division ("Pratt & Whitney") PW4060 FLEET MANAGEMENT AGREEMENT TERMS AND CONDITIONS OF SALE
ARTICLE 1—DEFINITIONS
ARTICLE 2—BUYER WARRANTIES OF EQUIPMENT CONDITION
ARTICLE 3—MATERIAL SUPPORT
ARTICLE 4—TITLE, DELIVERY, AND RISK OF LOSS
ARTICLE 5—INSPECTION
ARTICLE 6—SPARE ENGINES
ARTICLE 7—WARRANTIES, REMEDIES, AND LIMITATIONS
ARTICLE 8—EXCUSABLE DELAYS
ARTICLE 9—TAXES
ARTICLE 10—MATERIAL DISPOSITION
ARTICLE 11—LIABILITY LIMITATION
ARTICLE 12—SELLER'S INSURANCE
ARTICLE 13—TERM AND TERMINATION
ARTICLE 14—EXCLUSION OF BENEFITS
ARTICLE 15—NOTICES—DEEMED RECEIPT
ARTICLE 16—INSPECTION OF RECORDS
ARTICLE 17—ASSIGNMENT AND SUBCONTRACTING
ARTICLE 18—CONFIDENTIAL OR PROPRIETARY INFORMATION AND PROPERTY
ARTICLE 19—NON-WAIVER AND PARTIAL INVALIDITY
ARTICLE 20—FURTHER ASSURANCE
ARTICLE 21—BUYER'S FINANCIAL STATUS
ARTICLE 22—EXPORT MATTERS
ARTICLE 23—WARRANTY CREDITS
ARTICLE 24—APPLICABLE LAWS/SERVICE OF PROCESS
ARTICLE 25—CAPTIONS/ORDER OF PRECEDENCE/MERGER OF NEGOTIATIONS
ATTACHMENT V PW4060 ENGINE FLEET MANAGEMENT PROGRAM AGREEMENT PRATT & WHITNEY SERVICE BULLETIN COMPLIANCE CODE DEFINITIONS
ATTACHMENT VI PW4060 ENGINE FLEET MANAGEMENT PROGRAM AGREEMENT MONTHLY OPERATIONAL REPORT FOR HAWAIIAN AIRLINES, INC.
ATTACHMENT VII
ATTACHMENT VII, APPENDIX A
[Intentionally Omitted]
ATTACHMENT VII, APPENDIX B PW4000 KIT & BIN PARTS FIXED PRICE LISTING
ATTACHMENT VII, APPENDIX C IN-HOUSE MINOR REPAIRS INCLUDED IN MAINTENANCE SERVICES FIXED PRICES
ATTACHMENT VII, APPENDIX D
PRATT & WHITNEY
ESCALATION PERTAINING TO THE EIGHT (8) INITIAL REFURBISHMENT VISITS
[Intentionally Omitted]